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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Vista Medical Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, CA 92008

September 27, 2004

To the Stockholders of
  VISTA MEDICAL TECHNOLOGIES, INC.

        You are cordially invited to attend the Special Meeting of the Stockholders of Vista Medical Technologies, Inc., to be held on Wednesday, October 20, 2004, at 10:00 a.m. at our corporate headquarters located at 2101 Faraday Avenue, Carlsbad, California.

        Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Proxy Statement.

        Whether or not you plan to attend the Special Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

        We look forward to seeing you at the Special Meeting.

Sincerely,
John R. Lyon, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

        In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, California 92008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 20, 2004

To the Stockholders of
  VISTA MEDICAL TECHNOLOGIES, INC.

        NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Vista Medical Technologies, Inc. (the "Company") will be held at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California on Wednesday, October 20, 2004, at 10:00 a.m. (the "Special Meeting") for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

          1.     To approve the following amendments to the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan"):

            a.     increase the aggregate number of shares of the Company's Common Stock available for issuance under the Plan from 1,092,500 to 2,592,500 shares.

            b.     eliminate the prohibition against issuing option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 50,000 shares of Common Stock in any particular calendar year.

            c.     revise the terms of the Automatic Option Grant Program to (i) increase the size of option grants that are automatically awarded to eligible directors upon joining the Board of Directors and upon each Annual Meeting of stockholders thereafter, (ii) decrease the vesting period for the initial option grant to eligible directors from four years to three years, (iii) provide for automatic option grants to be made to each non-employee director on an annual basis, and (iv) extend the period of time after a Board member ceases to provide service during which stock options may be exercised, all as described in further detail in this Proxy Statement.

          2.     To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on August 23, 2004 are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. The transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Special Meeting.

By Order of the Board of Directors
Howard Sampson Chief Financial Officer and Secretary
Carlsbad, California September 27, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

VISTA MEDICAL TECHNOLOGIES, INC.
2101 Faraday Avenue
Carlsbad, California 92008

PROXY STATEMENT

For the Special Meeting of Stockholders
To Be Held
October 20, 2004

        The enclosed proxy card ("Proxy") is solicited on behalf of the Board of Directors of Vista Medical Technologies, Inc., a Delaware corporation (the "Company" or "Vista"), for use at the Special Meeting of Stockholders to be held on October 20, 2004. The Board of Directors asks that you appoint its representatives as proxies to vote your shares at the Special Meeting. The Special Meeting will be held at 10:00 a.m. at the Company's headquarters located at 2101 Faraday Avenue, Carlsbad, California. Stockholders of record on August 23, 2004 will be entitled to notice of and to vote at the Special Meeting. These proxy solicitation materials were first mailed to stockholders on or about September 27, 2004.

        The mailing address of the principal executive office of the Company is 2101 Faraday Avenue, Carlsbad, California 92008.

PURPOSE OF THE MEETING

        The specific proposals to be considered and acted upon at the Special Meeting are summarized in the accompanying Notice of Special Meeting of Stockholders ("Notice"). Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

        On August 23, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting, 10,939,817 shares of the Company's common stock, par value $.01 (the "Common Stock"), were issued and outstanding, and 915,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock or Series A Convertible Preferred Stock held by such stockholder on August 23, 2004. Common Stock and Series A Convertible Preferred Stock will vote together as one class on each item of business.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes can have the effect of preventing the approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

PROXIES

        If the enclosed Proxy is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the approval of Proposal 1 described in this Proxy Statement and the accompanying Notice. You may revoke or change your Proxy at any time before the Special Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 2101 Faraday Avenue, Carlsbad, California 92008, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Special Meeting and voting in person.

SOLICITATION

        The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram. The Company has contracted with The Altman Group, Inc. ("Altman") to solicit proxies on the Board of Directors' behalf.

        The anticipated cost of the proxy distribution by Altman is approximately $4,500. Altman will mail a search notice to banks, brokers, nominees and street-name accounts to develop a listing of stockholders, distribute proxy material to brokers and banks for subsequent distribution to beneficial holders of stock, and solicit proxy responses from holders of the Company's Common Stock.

PROPOSAL NO. 1

APPROVAL OF AMENDMENTS TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN

        The Company's stockholders are being asked to approve the following amendments to the 1997 Stock Option/Stock Issuance Plan (the "Plan"):

          a.     increase the aggregate number of shares of the Company's Common Stock available for issuance under the Plan from 1,092,500 to 2,592,500 shares.

          b.     eliminate the prohibition against issuing option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 50,000 shares of Common Stock in any particular calendar year.

          c.     revise the terms of the Automatic Option Grant Program to (i) increase the size of option grants that are automatically awarded to eligible directors upon joining the Board of Directors and upon each Annual Meeting of stockholders thereafter, (ii) decrease the vesting period for the initial option grant to eligible directors from four years to three years, (iii) provide for automatic option grants to be made to each non-employee director on an annual basis, and (iv) extend the period of time after a Board member ceases to provide service during which stock options may be exercised, all as described in further detail in this Proxy Statement.

        Each of the proposed amendments is highlighted in Appendix A attached hereto, which includes a copy of the Plan, marked to show all of the proposed amendments.

        The Board adopted the amendments on September 7, 2004, subject to stockholder approval at the Special Meeting.

        Presently, the Company is authorized to issue up to an aggregate of 1,092,500 shares of Common Stock upon exercise of stock options granted under the Plan. As of August 31, 2004, 312,668 shares of Common Stock had been issued under the Plan upon the exercise of stock options. In addition, 705,787 shares were subject to outstanding option grants. This leaves only 74,045 shares available for grant under the Plan.

        Following the Company's recent fundraising efforts, there were approximately 10,939,817 shares of Common Stock outstanding as of August 31, 2004. In addition, there were outstanding warrants to purchase up to 3,764,953 shares of Common Stock at that date. This means that the 74,045 shares of Common Stock remaining available for grant under the Plan represent only approximately 0.5% of the Company's overall capitalization, taking into account all outstanding shares of Common Stock and Series A Preferred Stock, and assuming full exercise of all Common Stock purchase warrants and issuance and exercise of all stock options. The Company believes this is insufficient to provide the necessary incentive to the new employees and directors who were hired or retained to help execute the Company's new business strategy, and to attract future employees.

        The Board believes the amendments are necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the Plan and in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

Reasons for Amendments

        Increase in Authorized Shares.    The Board has determined that an insufficient number of shares are authorized for issuance under the Plan to provide proper incentive to key individuals providing service to the Company. The Company's recent business shift, which is now focused on providing services to bariatric surgical operations, has resulted in the hire of many new employees, several of whom are senior executives. The Board has determined that additional shares are needed in the Plan to provide these key individuals with proper equity incentive. In addition, our recent financing activity has been heavily dilutive to the Company, resulting in a near doubling of the outstanding shares of Common Stock, not accounting for the 3,764,953 shares issuable upon exercise of warrants issued in these financings.

        Elimination of 50,000 Shares Limitation.    The Board has determined that significant equity incentives are required to attract the key individuals necessary to develop our new business model. With the Company's cash conservation measures and the willingness of key employees to accept equity compensation in lieu of a portion of their salary, equity compensation is the primary attraction to the individuals we believe can help the Company succeed. The Board does not intend to grant options in excess of 50,000 in a particular year as a matter of practice, but to use the added flexibility to attract certain key individuals.

        Amendment of Automatic Option Grant Program.    In addition to using equity incentives to attract and retain key employees, the Company desires to attract the services of qualified independent directors to provide oversight and guidance to operations. Again, the Company is unable to pay market rates in cash to such individuals, so equity is intended to be the primary consideration for their services. In the current regulatory environment, it is difficult to attract qualified independent board members, and such persons are required to commit significant sums of time to the Company's operations and compliance activities. By increasing the number of shares awarded through the Automatic Option Grant Program, shortening the vesting periods applicable to such shares, providing for annual grants, and extending the exercise period after cessation of service, the Company believes it will be better able to attract and retain qualified directors.

Plan Summary

        The following is a summary of the principal features of the Plan, which reflects the amendments which are the subject of this Proxy Statement. Each recently-adopted amendment that is submitted for stockholder approval in this Proxy Statement is described in connection with the summary of the applicable portion of the Plan. A complete copy of the Plan, marked to show all the changes submitted for stockholder approval, is attached hereto as Appendix A.

  Equity Incentive Programs

        The Plan consists of three (3) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program and (iii) the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board has been delegated exclusive authority to administer the

Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company's executive officers and non-employee Board members. Neither the Compensation Committee nor any secondary committee exercises any administrative discretion under the Automatic Option Grant Program. All grants under that program are made in strict compliance with the express provisions of such program.

        The term Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan.

  Share Reserve

        The Board of Directors has approved an aggregate of 2,592,500 shares of Common Stock to be reserved for issuance over the term of the Plan. Such share reserve consists of (i) the 1,092,500 shares already reserved for issuance under the Plan plus (ii) the additional increase of 1,500,000 shares of Common Stock that requires stockholder approval and forms part of this Proposal.

        As of August 31, 2004, 705,787 shares of Common Stock were subject to outstanding options under the Plan, 312,668 shares of Common Stock had been issued under the Plan upon exercise of options, and 74,045 shares of Common Stock remained available for future issuance (not including the shares proposed for the increase described as part of this Proposal).

        Until now, the Plan stated that no participant in the Plan could receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 50,000 shares of Common Stock in the aggregate per calendar year. The Board of Directors has approved elimination of this limitation, and such elimination is pending stockholder approval in connection with this Proxy Statement.

        The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

        In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

  Eligibility

        Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Participation in the Automatic Option Grant Program is limited to non-employee members of the Board.

        As of August 31, 2004, three executive officers, five non-employee Board members and approximately twenty-five other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

  Valuation

        The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq SmallCap Market. On September 13, 2004, the fair market value per share determined on such basis was $1.50.

  Discretionary Option Grant Program

        The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

        Each granted option will have an exercise price per share equal to the fair market value of the shares on the grant date unless otherwise determined by the Plan Administrator. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

        Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Common Stock but with an exercise price per share based upon the fair market value of the option shares on the new grant date.

  Stock Issuance Program

        Shares of Common Stock may be issued under the Stock Issuance Program at a price per share equal to the fair market value of the shares on the issuance date unless otherwise determined by the Plan Administrator. Shares will be issued for such valid consideration as the Plan Administrator deems appropriate, including cash and promissory notes. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

  Automatic Option Grant Program

        Under the Automatic Option Grant Program, including the recent amendments approved by the Board and submitted for stockholder approval as part of this Proposal, on the date of each annual Stockholders Meeting, option grants shall be made to (i) each non-employee individual newly elected to the Board at that particular meeting and (ii) each non-employee Board member re-elected to the Board at that particular meeting or continuing in office following such meeting. Each newly elected non-employee Board member shall be automatically granted an option to purchase 40,000 shares of Common Stock and each re-elected or continuing non-employee Board member shall be automatically granted an option to purchase 10,000 shares of Common Stock. In addition, each non-employee individual newly elected to the Board at a time other than an annual Stockholders Meeting, shall be automatically granted an option to purchase 40,000 shares of Common Stock. There will be no limit on the number of 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service. No non-employee directors received automatic grants in connection with the Company's 2004 annual meeting of stockholders. In lieu thereof, all non-employee directors will receive the 40,000-share grant described herein upon stockholder approval of these amendments.

        Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each option will be immediately exercisable for the option shares; the shares acquired under the option will be subject to repurchase by the Company at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 40,000-share automatic grant will vest as follows: fifty percent (50%) upon the completion of one year of Board service, twenty-five percent (25%) upon completion of the second year of Board service, and the final twenty-five percent (25%) upon completion of the third year of Board service. The shares subject to each annual 10,000-share grant will vest upon the optionee's completion of one (1) year of Board service measured from the grant date. However, each outstanding automatic option grant will automatically accelerate and become immediately exercisable for any or all of the option shares as fully-vested shares upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member. Following the optionee's cessation of Board service for any reason, each outstanding automatic option will remain exercisable for a 30-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

  Description of Proposed Amendments to Automatic Option Grant Program

        To aid stockholders in fully understanding the proposed amendments, the following is a description of the proposed changes:

          a.     Prior to these proposed amendments, newly elected non-employee directors received at the Annual Meeting an automatic option grant to purchase 3,750 shares of common stock, and non-employee directors re-elected at the Annual Meeting received an automatic option grant to purchase 1,250 shares of common stock. The 3,750 share option grant vested in four equal annual installments and the 1,250 share option grant vested in a single installment one year from the date of grant. Because of the increase in the number of outstanding shares and market conditions affecting the recruitment and retention of qualified directors, the size of automatic option grants has been proposed for increase and the vesting period has been proposed for shortening as described above.

          b.     Prior to these proposed amendments, only non-employee directors re-elected at a particular Annual Meeting would receive the 1,250 share option grant. To provide continuing incentive to directors, the Board has proposed amending this provision such that all continuing non-employee directors would receive an annual option grant to purchase 10,000 shares of common stock.

          c.     Prior to these amendments, following cessation of service, directors had the right to exercise stock options for the lesser of (i) 12 months or (ii) the remaining term of the option. The proposed amendments increase the 12 month period to 30 months.

General Provisions

  Acceleration

        In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program that is not to be assumed or replaced by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

        The Plan Administrator will have the authority under the Discretionary Option Grant Program to provide that those options will automatically vest in full (i) upon an acquisition of the Company, whether or not those options are assumed or replaced, (ii) upon a hostile change in control of the Company effected through a tender offer for more than 50% of the Company's outstanding voting stock or by proxy contest for the election of Board members, or (iii) in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed 18 months) following an acquisition in which those options are assumed or replaced upon a hostile change in control. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The options granted under the Automatic Option Grant Program will automatically accelerate and become exercisable in full upon any acquisition or change in control transaction.

        The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

  Limited Stock Appreciation Rights

        Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. In addition, the Plan Administrator may grant such rights to officers of the Company as part of their option grants under the Discretionary Option Grant Program.

  Financial Assistance

        The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable withholding taxes incurred in connection with the acquisition of those shares.

  Special Tax Election

        The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

  Amendment and Termination

        The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) ten years after the effective date of the Plan, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Federal Income Tax Consequences

  Option Grants

        Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

        Non-Statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

  Stock Appreciation Rights

        No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which such ordinary income is recognized by the optionee.

  Direct Stock Issuances

        The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

        The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Interest of Directors and Officers in Proposed Amendment to the Plan

        Executive officers and directors of the Company have an interest in these proposed amendments to the Plan. Upon stockholder approval of the amendments to the Plan, each non-employee director will be granted an option to purchase 40,000 shares of Common Stock pursuant to the terms of the Automatic Option Grant Program. This will be done to properly incentivize all non-employees directors and ensure all are treated equally. Further, we have agreed that the following executive officers will receive significant option grants upon stockholder approval of these amendments: John R. Lyon, Dr. Michael Owens and Howard Sampson. The grants to Dr. Owens and Mr. Sampson were promised to induce their employment with us, and the grant to Mr. Lyon is to secure his continuing services. The Compensation Committee of the Board of Directors will determine the exact size and terms of these grants.

New Plan Benefits

        As of the date of this Proxy Statement, no stock options had been granted and no shares of Common Stock had been issued on the basis of the proposed share increase to the Plan. Except for the option grants described above under "Interest of Directors and Officers in Proposed Amendment to the Plan," it is not possible to state the persons who may receive options or awards, nor the amount of options or other awards that may be granted under the amended Plan in the future.

Stockholder Approval

        The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on this Proposal is required for approval of the amendments to the Plan. Should such stockholder approval not be obtained, then the amendments to the Plan will not be implemented, any stock options granted under the Plan on the basis of the amendments will immediately terminate without ever becoming exercisable for the shares of Common Stock subject to those options, and no additional options or stock issuances will be made on the basis thereof. Option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan have been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of August 31, 2004, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Share ownership in each case includes shares issuable upon exercise of certain outstanding options as described in the footnotes below. The address for those individuals for which an address is not otherwise indicated is: 2101 Faraday Avenue, Carlsbad, California 92008.

Name and Address of Beneficial Owner	Number of Shares	Percentage Beneficially Owned(1)
MedCap Partners, L.P. (2) 500 Third Street, Suite 535 San Francisco, CA 94107	3,244,166	25.4%
Funds advised by Domain Associates (3) One Palmer Square Princeton, NJ 08542	1,050,525	8.9%
SBIC Partners, L.P. (4) 201 Main Street, Suite 2302 Fort Worth, TX 76102	790,878	6.7%
C. Fred Toney, Director (2)	3,244,166	25.4%
Scott R. Pancoast, Director (5)	413,092	3.5%
John R. Lyon, Director and Executive Officer (6)	167,255	1.4%
Dr. Michael Owens, Director and Executive Officer (7)	21,667	*
John Kennedy, Former Executive Officer (8)	58,068	*
Stephen Gorgol, Former Executive Officer (9)	47,895	*
George B. Dehuff, Director (10)	12,500	*
Howard Sampson, Executive Officer (11)	10,000	*
All directors and executive officers as a group (6 persons) (12)	3,868,680	29.9%

*
Less than 1%

(1)
Percentage of ownership is based on 10,939,817 shares of Common Stock and 915,000 shares of Series A Convertible Preferred Stock outstanding on August 31, 2004. Shares of Common Stock subject to stock options and warrants which are currently exercisable or will become exercisable within 60 days after August 31, 2004, are deemed outstanding for computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person or group.

(2)
Includes 2,303,895 shares beneficially owned by MedCap Partners, L.P. and 940,271 shares issuable upon exercise of warrants. C. Fred Toney is a Managing Member of MedCap Management & Research LLC, which is the General Partner of MedCap Partners, L.P.

(3)
Includes 1,030,182 shares beneficially owned by Domain Partners III, L.P., 15,468 shares beneficially owned by DP III Associates, L.P. and 4,875 shares beneficially owned by Domain Associates L.L.C. Dr. James Blair, one of our former directors, is a managing member of Domain Associates L.L.C.

(4)
Includes 1,250 shares beneficially owned by The Binkley Family Trust and 452,523 shares beneficially owned by SBIC Partners, L.P., a Texas limited partnership ("SBIC Partners"). Also includes 337,105 shares of Series A Convertible Preferred Stock acquired in a Preferred Stock financing on March 3, 2003 by SBIC Partners, L.P. SBIC Partners is the beneficial owner of all shares of the Company's Common Stock registered in its name. Forrest Binkley & Brown L.P., a

  Texas limited partnership ("FBB"), is the managing general partner of SBIC Partners, and Forrest Binkley & Brown Venture Co., a Texas corporation ("Venture Co."), is the sole general partner of FBB. Nicholas Binkley, a limited partner of FBB and an executive officer, director and shareholder of Venture Co., resigned as one of our directors on February 21, 2003

(5)
Includes 3,750 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004. Includes 409,342 shares of Series A Convertible Preferred Stock.

(6)
Includes 108,166 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004.

(7)
Consists of 21,667 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004.

(8)
Consists of 58,068 shares issuable upon exercise of options.

(9)
Includes 40,084 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004.

(10)
Consists of 12,500 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004.

(11)
Consists of 10,000 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004.

(12)
Includes 156,083 shares issuable upon exercise of options exercisable within 60 days of August 31, 2004. Also includes 940,271 shares issuable upon exercise of warrants. See also footnotes 2, 3 and 5.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table provides summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company, who earned more than $100,000 for services rendered in all capacities to the Company for the fiscal year ended December 31, 2003. No executive officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 2003 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Executive Officers" in this Proxy Statement.

SUMMARY COMPENSATION TABLE (1)

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options/SARS (#)	All Other Compensation
	Year	Salary (1)(2)(3)	Bonus
John R. Lyon President, Chief Executive Officer and Director	2001 2002 2003	$208,200 214,446 214,446	10,000 — 45,000	— 35,000 —	— — —
John (Jed) Kennedy (3) Executive Vice President and Chief Operating Officer	2001 2002 2003	190,000 195,700 195,700	10,000 — —	— 25,000 —	— — —
Stephen A. Gorgol Chief Financial Officer, Vice President of Finance and Secretary	2001 2002 2003	120,000 138,000 138,000	10,000 — —	20,000 — 10,000	— — —

(1)
Includes amounts deferred pursuant to our 401(k) Plan.

(2)
In September 2003, Dr. Michael Owens was brought on board as President of VOW Solutions, Inc., and earns over $100,000 per year.

(3)
As of July 1, 2004, Mr. Gorgol is no longer an officer of ours. Howard Sampson is our current Chief Financial Officer and Secretary. Mr. Sampson earns in excess of $100,000 annually.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the 2003 Fiscal Year, and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named executive officers may eventually realize in future dollars under two hypothetical situations: if the price of the common stock increases 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the common stock.

        We granted no stock appreciation rights ("SARs") to Named Executive Officers during 2003.

OPTION GRANTS IN LAST FISCAL YEAR

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Individual Grants
	Number of Securities Underlying Options Granted (3)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share (1)	Expiration Date
					5%	10%
John R. Lyon	—	—	—
John (Jed) Kennedy	—	—
Dr. Michael Owens	60,000	32%	$1.84	09/08/2013	$69,430	$175,949
Stephen A. Gorgol	—	—

(1)
The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board in accordance with certain provisions of the 1997 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question as reported by the Nasdaq SmallCap Market. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or may be paid with the proceeds from a same-day sale of the purchased shares. We also have authority to finance the optionee's exercise of the option by loaning such individual on a full-recourse basis sufficient funds to cover the exercise price for the purchased shares, together with any federal and state withholding tax liability incurred by the optionee in connection with the option purchase.

(2)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options. There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

(3)
Each of the options granted have a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee's cessation of service with us. Each of the options granted will become exercisable in equal monthly installments over the next 36 months of service thereafter. However, each of the options will immediately become exercisable for all of the option shares in the event we are acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership. The grant date for the options granted to the Executive Officers is September 8, 2003.

OPTION EXERCISES AND HOLDINGS

        The following table provides information concerning option exercises during 2003 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 2003. No SARs were exercised during 2003 or outstanding as of December 31, 2003.

        AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options At December 31, 2003 (3)
Name	Shares Acquired on Exercise (#)	Value Realized (1)
			Exercisable (2)	Unexercisable	Exercisable (2)	Unexercisable
John R. Lyon	—	—	96,568	17,431	$2,888	$0
John (Jed) Kennedy	—	—	43,714	14,286	0	0
Dr. Michael Owens	—	—	5,000	55,000	0	0
Stephen A. Gorgol	—	—	30,861	16,639	0	0

(1)
"Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2)
The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase our part which lapse at various times over the next five years.

(3)
"Value" is defined as fair market price of the Common Stock at fiscal year-end ($1.19) less exercise price.

Equity Compensation Plan Information

        The following table contains aggregated information regarding our equity compensation plans as of December 31, 2003.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average exercise price of outstanding options, warrants and rights ($)/sh. (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders (1)	689,328	$4.25	83,573
Equity compensation plans not approved by security holders	None	None	None
Total	689,328	$4.25	83,573

(1)
Equity compensation plans approved by our security holders include our 1997 Stock Option/Stock Issuance Plan and our 1997 Employee Stock Purchase Plan.

EMPLOYMENT ARRANGEMENTS AND CHANGE IN CONTROL AGREEMENTS

        Pursuant to an agreement entered into on December 28, 1998, the Company agreed to continue to pay John R. Lyon his salary, and to continue to provide certain health care benefits, for a period of twelve (12) months in the event of his involuntary termination following a change in control of the Company.

        Pursuant to an agreement entered into on January 29, 2003, the Company has agreed to continue to pay Stephen A. Gorgol and John Kennedy their salary, and to continue to provide health care benefits, for a period of (6) months in the event of their involuntary termination following a change in control of the Company. The sale of the Company's Visualization Technology business in April 2004 could result in the envoking of these agreements with Messrs. Gorgol and Kennedy.

        Fifty percent of certain unvested shares subject to options outstanding to the Company's executive officers will immediately vest if the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The other fifty percent of these shares vest if the employee is terminated without cause within two years of the merger or asset sale.

DIRECTOR COMPENSATION

        The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Additionally, under the Company's 1997 Stock Option/Stock Issuance Plan non-employee Board members are eligible to receive certain automatic stock option grants under the Plan. See "Approval of the Amendments to the 1997 Stock Option/Stock Issuance Plan"—"Automatic Option Grant Program."

        Under the Company's 1995 Stock Option Plan, each non-employee director received a fully vested option to purchase 1,125 shares of Common Stock in December 1996, and Mr. Lyon received an option to purchase 2,812 shares of Common Stock. The option grant to Mr. Lyon vested over five years from the date of grant.

        Non-employee directors receive $1,000 per month for their services as directors in addition to $1,500 per Board meeting attended in person and $250 per Board meeting attended telephonically. Non-employee directors also receive $500 per meeting of a committee of the Board.

INDEMNIFICATION AGREEMENTS

        We have entered into indemnification agreements with our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Company's Board of Directors currently consists of James Hornthal, James Durham and George DeHuff. Neither of these individuals was an officer or employee of the Company at any time during the 2003 fiscal year or at any other time. Mr. Lyon, the Company's President and Chief Executive Officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 2003, but did not take part in the deliberations regarding his own compensation.

        No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2005 Annual Meeting must be received no later than December 31, 2004, in order that they may be included in the proxy statement and form of proxy relating to that meeting and must meet all other requirements specified in our bylaws.

        THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MARCH 30, 2004 AND FILED AN AMENDED ANNUAL REPORT ON FORM 10-K/A WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT AUGUST 6, 2004. STOCKHOLDERS MAY OBTAIN A COPY OF THESE REPORTS, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO HOWARD SAMPSON, CHIEF FINANCIAL OFFICER AND SECRETARY OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 2101 FARADAY AVENUE, CARLSBAD, CALIFORNIA 92008.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                      THE BOARD OF DIRECTORS OF
                      VISTA MEDICAL TECHNOLOGIES, INC.

Dated: September 27, 2004

Set forth below is the 1997 Stock Option/Stock Issuance Plan, marked to show the proposed changes that form the basis of this Proxy Statement. Proposed deletions are in brackets. Proposed additions are bold and underlined.

AS AMENDED [JUNE 4, 2004]SEPTEMBER 7, 2004

VISTA MEDICAL TECHNOLOGIES, INC.

1997 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.     PURPOSE OF THE PLAN

        This 1997 Stock Option/Stock Issuance Plan is intended to promote the interests of Vista Medical Technologies, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

        Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.    STRUCTURE OF THE PLAN

        A.    The Plan shall be divided into three separate equity programs:

    •
    the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

    •
    the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

    •
    the Automatic Option Grant Program under which eligible non- employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

        B.    The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

        A.    Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

        B.    Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

        C.    Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

        D.    Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

        E.    Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

        F.     Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under this program.

IV.    ELIGIBILITY

        A.    The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

            (i)  Employees,

           (ii)  non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii)  consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

        B.    Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

        C.    The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

        D.    The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members who are elected or appointed to the Board after the Effective Date. A non- employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.     STOCK SUBJECT TO THE PLAN

        A.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed [1,092,500]2,592,500 shares.

        B.    [No one person participating in the Plan may receive options, seperately exercisable stock appreciation rights and direct stock issuances for more than 50,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.]
 [RESERVED]

        C.    Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Notwithstanding the above, no additional adjustment shall be made to any shares or class of shares with respect to any transaction occurring prior to the completion of an offering of shares of the Common Stock of the Company to the public pursuant to an effective registration statement.

        D.    If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.     OPTION TERMS

        Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

        A.    EXERCISE PRICE.

          1.     The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date, provided that the Plan Administrator may fix the exercise price at less than 85% if the optionee, at the time of the option grant, shall have made a payment to the Company (including payment made by means of a salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

          2.     The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

              (i)  cash or check made payable to the Corporation,

             (ii)  shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

            (iii)  to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        B.    EXERCISE AND TERM OF OPTIONS.    Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

        C.    EFFECT OF TERMINATION OF SERVICE.

          1.     The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

              (i)  Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

             (ii)  Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

            (iii)  Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

            (iv)  During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          2.     The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

              (i)  extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

             (ii)  permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

        D.    STOCKHOLDER RIGHTS.    The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

        E.    REPURCHASE RIGHTS.    The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

        F.    LIMITED TRANSFERABILITY OF OPTIONS.    During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.    INCENTIVE OPTIONS

        The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

        A.    ELIGIBILITY.    Incentive Options may only be granted to Employees.

        B.    EXERCISE PRICE.    The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        C.    DOLLAR LIMITATION.    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

        D.    10% STOCKHOLDER.    If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  CORPORATE TRANSACTION/CHANGE IN CONTROL

        A.    In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

        B.    All outstanding repurchase rights shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

        C.    Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

        D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

        E.    The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

        F.     The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

        G.    The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        H.    The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.    CANCELLATION AND REGRANT OF OPTIONS

        The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V.     STOCK APPRECIATION RIGHTS

        A.    The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

        B.    The following terms shall govern the grant and exercise of tandem stock appreciation rights:

            (i)  One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

           (ii)  No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          (iii)  If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

        C.    The following terms shall govern the grant and exercise of limited stock appreciation rights:

            (i)  One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

           (ii)  Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

          (iii)  Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

          (iv)  The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.     STOCK ISSUANCE TERMS

        Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

        A.    PURCHASE PRICE.

          1.     The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

          2.     Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

              (i)  cash or check made payable to the Corporation, or

             (ii)  past services rendered to the Corporation (or any Parent or Subsidiary).

        B.    VESTING PROVISIONS.

          1.     Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

              (i)  the Service period to be completed by the Participant or the performance objectives to be attained,

             (ii)  the number of installments in which the shares are to vest,

            (iii)  the interval or intervals (if any) which are to lapse between installments, and

            (iv)  the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

          1.     Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          2.     The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          3.     Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

          4.     The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL

        A.    All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

        B.    The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

        C.    The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III.  SHARE ESCROW/LEGENDS

        Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE FOUR

AUTOMATIC OPTION GRANT/ISSUANCE PROGRAM

I.     OPTION TERMS

        A.    GRANT DATES.    On the date of each Annual Stockholders Meeting held after the Effective Date, option grants shall be made to (i) each new Eligible Director who is elected to the Board at that particular Annual Meeting and (ii) each continuing Eligible Director [who is elected to the Board at that particular Annual Meeting]. Each automatic option grant shall be a Non-Statutory Option. Each Eligible Director shall be granted an option to purchase [3,750]40,000 shares of Common Stock at the Annual Meeting at which he or she is first elected to the Board and an option to purchase [1,250]10,000 shares of Common Stock at each Annual Meeting thereafter [at which he or she is elected to the Board.]. In addition, each new Eligible Director who is elected to the Board at a time other than an Annual Stockholders Meeting shall be granted an option to purchase 40,000 shares of Common Stock and shall thereafter be eligible for the regular 10,000-share grants described above. Each Eligible Director shall automatically receive an option to purchase 40,000 shares on October 21, 2004. There shall be no limit on the number of such automatic option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

        B.    EXERCISE PRICE FOR OPTION SHARES.

          1.     The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of the Annual Stockholders Meeting with respect to which the option is granted.

          2.     The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

        C.    OPTION TERM.    Each option shall have a term of ten (10) years measured from the option grant date.

        D.    EXERCISE AND VESTING OF OPTIONS.    Each option shall be exercisable only with respect to option shares with respect to which the automatic option grant has become vested. Provided that the non-employee director continues to be a Member of the Board, the [3,750]40,000 share option grant shall vest [over four years in successive equal monthly installments from the date of grant and the 1,250 share option grants shall vest at the end of each additional year of Service completed by the optionee.]as follows: 50% upon completion of one year of Service and 25% upon completion of each of the second and third years of Service. Each 10,000 share option grant shall vest upon completion of one year of Service from the date of grant. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board.

        E.    TERMINATION OF BOARD SERVICE.    The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

            (i)  The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a [twelve]thirty ([12]30)-month period following the date of such cessation of Board service in which to exercise each such option.

           (ii)  During the [twelve]thirty ([12]30)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

          (iii)  Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the [twelve]thirty ([12]30)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

          (iv)  In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the [twelve]thirty ([12]30)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.    CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

        A.    In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully- vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

        B.    In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

        C.    Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

        D.    Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

        E.    The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.  REMAINING TERMS

        The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.     FINANCING

        The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.    TAX WITHHOLDING

        A.    The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        B.    The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

        STOCK WITHHOLDING:    The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

        STOCK DELIVERY:    The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.  EFFECTIVE DATE AND TERM OF THE PLAN

        A.    The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

        B.    The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Section 12 Registration Date. All options outstanding under the Predecessor Plan on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

        C.    One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

        D.    The Plan shall terminate upon the EARLIEST of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.    AMENDMENT OF THE PLAN

        A.    The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval if so determined by the Board or pursuant to applicable laws or regulations.

        B.    Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V.     USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.   REGULATORY APPROVALS

        A.    The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

        B.    No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

        Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

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APPENDIX

        The following definitions shall be in effect under the Plan:

        A.    AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

        B.    BOARD shall mean the Corporation's Board of Directors.

        C.    CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

            (i)  the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

           (ii)  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

        D.    CODE shall mean the Internal Revenue Code of 1986, as amended.

        E.    COMMON STOCK shall mean the Corporation's common stock.

        F.     CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

            (i)  a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

           (ii)  the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

        G.    CORPORATION shall mean Vista Medical Technologies, Inc., a Delaware corporation, and its successors.

        H.    DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

        I.     ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

        J.     EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

        K.    EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

        L.    FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i)  If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           (ii)  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii)  For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

          (iv)  For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

        M.   HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

        N.    INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

        O.    INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

            (i)  such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

           (ii)  such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

        P.     MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

        Q.    1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

        R.    NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

        S.     OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or the Automatic Option Grant Program.

        T.     PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        U.    PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

        V.     PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        W.    PLAN shall mean the Corporation's 1997 Stock Option/Stock Issuance Plan, as set forth in this document.

        X.    PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

        Y.    PLAN EFFECTIVE DATE shall mean the date on which the Plan was adopted by the Board.

        Z.    PREDECESSOR PLAN shall mean the Corporation's pre-existing Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

       AA.  PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

       AB.  SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

       AC.  SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12(g) or Section 15 of the 1934 Act.

       AD.  SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

       AE.  SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

        AF.  STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

       AG.  STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

       AH.  STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

        AI.  SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        AJ.  TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

       AK.  TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

       AL.  10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

      AM.  UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

       AN.  UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

DETACH HERE

PROXY

VISTA MEDICAL TECHNOLOGIES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John R. Lyon and Howard Sampson jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Vista Medical Technologies, Inc. to be held on Wednesday, October 20, 2004, or at any postponements or adjournments thereof, as specified on this proxy, and to vote in his discretion on such other business as may properly come before the meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VISTA MEDICAL TECHNOLOGIES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark
votes as in
this example.

		FOR	AGAINST	ABSTAIN
1.	Approval of Amendments to Stock Option Plan.	☐	☐	☐

Unless otherwise specified by the undersigned, this proxy will be voted FOR Proposal 1 and will be voted by the proxyholders at their discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Directors' recommendations just sign below, no boxes need be checked.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the name of more than one person, each should sign.

Signature:	Date:	Signature:	Date:

QuickLinks

PURPOSE OF THE MEETING
VOTING RIGHTS AND SOLICITATION
PROPOSAL NO. 1 APPROVAL OF AMENDMENTS TO THE 1997 STOCK OPTION/STOCK ISSUANCE PLAN
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE (1)
OPTION GRANTS IN LAST FISCAL YEAR
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
AS AMENDED [JUNE 4, 2004] SEPTEMBER 7, 2004 VISTA MEDICAL TECHNOLOGIES, INC. 1997 STOCK OPTION/STOCK ISSUANCE PLAN
  THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.